UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 26, 2009

Date of Report (Date of Earliest Event Reported)

FIRST CALIFORNIA FINANCIAL GROUP, INC.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	000-52498	38-3737811
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3027 Townsgate Road, Suite 300

Westlake Village, CA 91361

(Address of principal executive offices) (Zip Code)

(805) 322-9655

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 26, 2009, First California Financial Group, Inc. received a notice from The Nasdaq Stock Market stating that the Company is not in compliance with Listing Rule 5250(c)(1) because it has not timely filed its Form 10-Q for the period ended March 31, 2009. Under Nasdaq rules, the company has 60 calendar days to submit a plan to regain compliance and, if accepted, Nasdaq may grant an exception of up to 180 calendar days from the filing’s due date, or until November 16, 2009, to regain compliance.

As previously reported in its Form 8-K filing with the Securities and Exchange Commission on May 20, 2009, First California’s results of operations for the 2009 first quarter are still being finalized by management. The Company currently anticipates adjustments to the allowance for loan losses and the carrying value of certain assets, which are expected to result in a net loss for the quarter ended March 31, 2009.

The Company issued a press release on May 27, 2009 announcing its receipt of the letter from NASDAQ. Attached as Exhibit 99.1 is a copy of the press release.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description

99.1	Press release dated May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

Dated: May 29, 2009	By:	/s/ Romolo Santarosa
	Name:	Romolo Santarosa
	Title:	Executive Vice President, Chief Financial Officer

3